Exhibit 8(a)
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                            PLACEMENT AGENT AGREEMENT

      AGREEMENT made as of the 1st day of October, 2008, between MASTER GOVERNMENT SECURITIES LLC, a Delaware limited liability company (the "Master LLC"), and BLACKROCK INVESTMENTS, INC., a Delaware corporation (the "Placement Agent").

                              W I T N E S S E T H:
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      WHEREAS, the Master LLC has filed a registration statement (the "Registration Statement") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      WHEREAS, the Directors of the Master LLC (the "Directors") are authorized to offer beneficial interests in the Master LLC (the "Shares") to each investment company listed on Exhibit A (each, a "Fund" and collectively, the "Funds") and a limited number of institutional investors as described below; and

      WHEREAS, the Master LLC and the Placement Agent wish to enter into an agreement with each other with respect to the distribution of Shares (the "Agreement").

      NOW, THEREFORE, the parties agree as follows:

      Section 1. Appointment of the Placement Agent; Private Offering.

      (a) The Master LLC hereby appoints the Placement Agent as placement agent in connection with the distribution of the Shares.

      (b) The Placement Agent understands that: (i) the Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act");
(ii) such Shares are to be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act; (iii) investments in the Master LLC may be made only by the Funds and a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other "accredited investors" within the meaning of Regulation D under the Securities Act; (iv) the Registration Statement is not intended to constitute an offer to sell, or the solicitation of an offer to buy, the Shares.

      (c) In carrying out its duties hereunder, the Placement Agent agrees that it will act in a manner consistent with the foregoing and, unless otherwise instructed by the Master LLC in writing, will not take any actions that would cause the Master LLC to make a "public offering" within the meaning of Section 4(2) of the Securities Act.

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      Section 2. Exclusive Nature of Duties. The Placement Agent shall be the exclusive representative of the Master LLC to act as placement agent in respect of the distribution of the Shares of the Master LLC, except that:

      (a) The Master LLC may, upon written notice to the Placement Agent, from time to time designate other placement agents with respect to areas other than the United States as to which the Placement Agent may have expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of the Placement Agent under this Agreement in respect of such areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof.

      (b) The exclusive right granted to the Placement Agent hereunder shall not apply to Shares issued in connection with the merger or consolidation of any other investment company or personal holding company with the Master LLC or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Master LLC.

      (c) Such exclusive right also shall not apply to Shares pursuant to reinvestment of dividends or capital gains distributions.

      (d) Such exclusive right also shall not apply to Shares pursuant to any conversion, exchange or reinstatement privilege afforded redeeming shareholders or to any other Shares as shall be agreed between the Master LLC and the Placement Agent from time to time.

      Section 3. Duties of the Master LLC.

      (a) The Master LLC shall furnish to the Placement Agent copies of all information, financial statements and other papers that the Placement Agent may reasonably request for use in connection with its duties hereunder, and this shall include, upon request by the Placement Agent, one certified copy of all financial statements prepared for the Master LLC by an independent registered public accounting firm.

      (b) Consistent with Section 1 hereof, the Master LLC shall use its best efforts to qualify and maintain the qualification of the Shares for sale under the securities laws of such jurisdictions as the Placement Agent and the Master LLC may approve. Any such qualification may be withheld, terminated or withdrawn by the Master LLC at any time in its discretion. The expense of qualification and maintenance of qualification shall be borne by the Master LLC. The Placement Agent shall furnish such information and other material relating to its affairs and activities as may be required by the Master LLC in connection with such qualification.

      (c) The Master LLC will furnish to the Placement Agent, in reasonable quantities upon request by the Placement Agent, copies of annual and interim reports of the Master LLC.

      Section 4. Duties of the Placement Agent.

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      (a) The Placement Agent shall devote reasonable time and effort to its duties hereunder. The services of the Placement Agent to the Master LLC hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Placement Agent from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

      (b) In performing its duties hereunder, the Placement Agent shall use its best efforts in all respects duly to conform with the requirements of all applicable laws relating to the sale of securities. Neither the Placement Agent nor any other person is authorized by the Master LLC to give any information or to make any representations, other than those contained in the Master LLC's registration statement or any sales literature specifically approved by the Master LLC.

      Section 5. Payment of Expenses.

      (a) The Master LLC shall pay or cause to be paid all costs and expenses incurred in connection with the operation of the Master LLC, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements under the Investment Company Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, or interim reports or proxy materials).

      (b) The Master LLC shall bear any cost and expenses of qualification of the Shares for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying the Master LLC as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Master LLC and the Placement Agent pursuant to Section 3 hereof and the cost and expenses payable to each such state for continuing qualification therein until the Master LLC decides to discontinue such qualification pursuant to Section 3 hereof.

      Section 6. Indemnification.

      (a) The Master LLC shall indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that any registration statement or other offering materials, as from time to time amended and supplemented, or any annual or interim report to the shareholders of the Master LLC, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Master LLC in connection therewith by or on behalf of the Placement Agent; provided, however, that in no case (i) is the indemnity of the Master LLC in favor of the Placement Agent and any such controlling persons to be deemed to protect such Placement Agent or any such controlling persons thereof against

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any liability to the Master LLC or its shareholders to which the Placement Agent or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Master LLC to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Placement Agent or any such controlling persons, unless the Placement Agent or such controlling persons, as the case may be, shall have notified the Master LLC in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Placement Agent or such controlling persons (or after the Placement Agent or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Master LLC of any such claim shall not relieve it from any liability that it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Master LLC will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Master LLC elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Placement Agent or such controlling person or persons, defendant or defendants in the suit. In the event the Master LLC elects to assume the defense of any such suit and retain such counsel, the Placement Agent or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Master LLC does not elect to assume the defense of any such suit, the Master LLC will reimburse the Placement Agent or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. The Master LLC shall promptly notify the Placement Agent of the commencement of any litigation or proceedings against it or any of the Master LLC's officers or Directors in connection with the issuance or sale of any of the Shares.

      (b) The Placement Agent shall indemnify and hold harmless the Master LLC and each of the Directors of the Master LLC and officers and each person, if any, who controls the Master LLC against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section 6, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Master LLC in writing by or on behalf of the Placement Agent for use in connection with its registration statement or any related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Master LLC or any person so indemnified, in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Master LLC, and the Master LLC and each person so indemnified shall have the rights and duties given to the Placement Agent by the provisions of subsection (a) of this Section 6.

      Section 7. Duration and Termination of this Agreement. This Agreement shall become effective as of the date first above written and shall remain in force for two years thereafter and thereafter continue from year to year, but only for so long as such continuance is specifically

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approved at least annually by (i) the Directors, or by the vote of a majority of the outstanding voting securities of the Master LLC, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      This Agreement may be terminated at any time, without the payment of any penalty, by the Directors, or with respect to any one Fund, by the vote of a majority of the outstanding voting securities of that Fund, or by the Placement Agent, on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

      The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however to such exemptions as may be granted by the Securities and Exchange Commission under the Investment Company Act.

      Section 8. Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Directors, or by the vote of a majority of outstanding voting securities of the Master LLC, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      Section 9. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                                                    Exhibit 8(a)
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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      MASTER GOVERNMENT SECURITIES LLC

                                      By: /s/ Donald C. Burke
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                                          Name: Donald C. Burke
                                          Title: President

                                      BLACKROCK INVESTMENTS, INC.

                                      By: /s/ Anne F. Ackerley
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                                          Name: Anne F. Ackerley
                                          Title: Managing Director

                                    EXHIBIT A
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CMA Government Securities Fund
WCMA Government Securities Fund


                                       A-1